                                                                 EXHIBIT 99.1(b)

                          EATON VANCE MUNICIPALS TRUST

                          Amendment and Restatement of
               Establishment and Designation of Series of Shares
                   of Beneficial Interest, Without Par Value

                    (as amended and restated June 19, 1995)


         WHEREAS, the Trustees of Eaton Vance Municipals Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

         WHEREAS, the Trustees now desire to further redesignate the series or Funds pursuant to Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated January 11, 1993 (the "Declaration of Trust");

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby divide the shares of beneficial interest of the Trust into sixty-six separate series ("Funds"), each Fund to have the following special and relative rights:

         1. The Funds shall be designated as follows:

EV Marathon Alabama Tax Free Fund            EV Marathon Missouri Tax Free Fund
EV Classic Alabama Tax Free Fund             EV Classic Missouri Tax Free Fund
EV Marathon Arizona Tax Free Fund            EV Marathon National Municipals Fund
EV Classic Arizona Tax Free Fund             EV Classic National Municipals Fund
EV Marathon Arkansas Tax Free Fund           EV Traditional National Municipals Fund
EV Classic Arkansas Tax Free Fund            EV Marathon New Jersey Tax Free Fund
EV Classic California Municipals Fund        EV Classic New Jersey Tax Free Fund
EV Marathon California Municipals Fund       EV Traditional New Jersey Tax Free Fund
EV Traditional California Municipals Fund    EV Marathon New York Tax Free Fund
EV Marathon Colorado Tax Free Fund           EV Classic New York Tax Free Fund
EV Classic Colorado Tax Free Fund            EV Traditional New York Tax Free Fund
EV Marathon Connecticut Tax Free Fund        EV Marathon North Carolina Tax Free Fund
EV Classic Connecticut Tax Free Fund         EV Classic North Carolina Tax Free Fund
EV Traditional Connecticut Tax Free Fund     EV Marathon Ohio Tax Free Fund
EV Marathon Florida Tax Free Fund            EV Classic Ohio Tax Free Fund
EV Classic Florida Tax Free Fund             EV Marathon Oregon Tax Free Fund
EV Traditional Florida Tax Free Fund         EV Classic Oregon Tax Free Fund
EV Marathon Georgia Tax Free Fund            EV Marathon Pennsylvania Tax Free Fund
EV Classic Georgia Tax Free Fund             EV Classic Pennsylvania Tax Free Fund
EV Marathon Kentucky Tax Free Fund           EV Traditional Pennsylvania Tax Free Fund
EV Classic Kentucky Tax Free Fund            EV Marathon Rhode Island Tax Free Fund
EV Marathon Louisiana Tax Free Fund          EV Classic Rhode Island Tax Free Fund
EV Classic Louisiana Tax Free Fund           EV Marathon South Carolina Tax Free Fund
EV Marathon Maryland Tax Free Fund           EV Classic South Carolina Tax Free Fund
EV Classic Maryland Tax Free Fund            EV Marathon Tennessee Tax Free Fund
EV Marathon Massachusetts Tax Free Fund      EV Classic Tennessee Tax Free Fund
EV Classic Massachusetts Tax Free Fund       EV Marathon Texas Tax Free Fund
EV Marathon Michigan Tax Free Fund           EV Classic Texas Tax Free Fund
EV Classic Michigan Tax Free Fund            EV Marathon Virginia Tax Free Fund
EV Marathon Minnesota Tax Free Fund          EV Classic Virginia Tax Free Fund
EV Classic Minnesota Tax Free Fund           EV Marathon West Virginia Tax Free Fund
EV Marathon Mississippi Tax Free Fund        EV Classic West Virginia Tax Free Fund
EV Classic Mississippi Tax Free Fund         Massachusetts Municipal Bond Portfolio


         2. Each Fund shall be authorized to invest in cash, securities, nstruments and other property as from time to time described in the Trust's then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund ("share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

         3. Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

         4. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

         (a) Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund's shares, shall (if applicable) be borne by such Fund and deferred and amortized over the five year period beginning on the date that such Fund commences operations.

         (b) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

         (c) The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

         6. Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be cancelled and discharged.

         7. The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The establishment and designation of any class of any Fund or other series of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences, and provisions applicable to, such class, or as otherwise provided in such instrument.


Dated:  June 19, 1995


/s/ Donald R. Dwight                                 /s/ Norton H. Reamer
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Donald R. Dwight                                     Norton H. Reamer


/s/ James B. Hawkes                                  /s/ John L. Thorndike
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James B. Hawkes                                      John L. Thorndike


/s/ Samuel L. Hayes III
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Samuel L. Hayes, III                                 Jack L. Treynor